Exhibit 23.2



                          INDEPENDENT AUDITORS' CONSENT



         We consent to the incorporation by reference in this Registration Statement of Pacific State Bancorp on Form S-8 of our report dated February 8, 2002 with respect to the financial statements of its wholly-owned subsidiary, Pacific State Bank, for the year ended December 31, 2001 appearing in Registration Statement No. 333-845908 of Pacific State Bancorp Form S-4.


                               /s/ Perry-Smith LLP


Sacramento, California
June 25, 2002